SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	X

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

X	Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

APPLIED MINERALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filling Proxy Statement, if other than the Registrant)

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X	No fee required

Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.
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Notes:

APPLIED MINERALS, INC.
110 Greene Street - Suite 1101
New York, NY  10012

Dear Stockholder:

We cordially invite you to attend the 2010 Annual Meeting of Shareholders to be held on Thursday, June 10, 2010, at 3:00 p.m., Eastern Time Zone.  The meeting will be conducted at www.viritualshareholdermeeting.com/AMNL.

The official Notice of Meeting, Proxy Statement, and the Form of Proxy are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages shareholders to vote at this Annual Meeting.  We hope you will attend the meeting, but whether or not you expect to attend the meeting, please vote your shares, either by signing, dating and promptly returning the proxy card in the accompanying postage paid envelope, or on the Internet using the instructions printed on the proxy card.  This will assure that your shares are represented at the meeting.  Even though you execute this proxy or the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later dated proxy (either in writing or via the Internet) or by voting at the meeting.  If you attend the meeting, you will be able to vote if you wish to do so, even if you have previously returned your proxy card, or voted through www.proxyvote.com.

Your vote is important to us and we appreciate your prompt attention to this matter.

Sincerely,

Andre Zeitoun
President and Chief Executive Officer

APPLIED MINERALS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JUNE 10, 2010

Important Notice regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 10, 2010

The Proxy Statement and Annual Report to Stockholders are available at
www.proxyvote.com

To the Shareholders of Applied Minerals, Inc.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Applied Minerals, Inc. (the “Company”), a Delaware corporation, will be held at www.virtualshareholdermeeting.com/AMNL on June 10, 2010 at 3:00 p.m., Eastern Time Zone, for the following purposes as described in the attached Proxy Statement:

1.	To elect four directors to hold office for terms ending at the 2011 Meeting of Shareholders, or until such shareholder’s respective successors are elected and qualified.

2.	To ratify PMB Helin Donovan LLP as the Company’s independent registered public accounting firm

3.	To transact such other business as may properly come before such meeting or any adjournment thereof.

Pursuant to the Bylaws, the Board of Directors has fixed the close of business on April 19, 2010 as the record date for determination of shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

So far as management of the Company is aware, no business will properly come before the Annual Meeting other than the matters set forth above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2010: The Notice of Annual Meeting of Shareholders, the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2009, which serves as the Annual Report to Shareholders is available at www.proxyvote.com

By Order of the Board of Directors

Andre Zeitoun
President and Chief Executive Officer

New York, New York
April 23, 2010

RELATED PARTY TRANSACTIONS
Review, approval or ratification of transactions with related persons	15
Transactions with Related Persons	15
PIK Note Transactions	15-16
Management Agreement with Material Advisors, LLC	16-17
Forbearance Agreement	17-18
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
PROPOSALS REQUIRING YOUR VOTE
Proposal 1: Election of Directors	20
Nominees for Directors	20
Information About Nominees	20-22
Overview of Proposal 2
Proposal 2: The ratification of PMB Helin Donovan LLP As Our Independent Registered Public Accounting Firm	23
Exact Language of the Current and Proposed Provision	23
Consequences of Shareholder Vote	23
Reason for the Ratification	23
Executive Officers	23-24
EXECUTIVE COMPENSATION
Introduction	24
Executive Compensation	24-25
Outstanding Equity Awards at December 31, 2009	26
INDEPENDENT AUDITOR	27
Changes in Registrant’s Certifying Accountant	27
Fees payable to PMB	27
PROPOSALS OF SHAREHOLDERS FOR 2010 ANNUAL MEETING	28
OTHER MATTERS	28

APPLIED MINERALS, INC.
110 Greene Street – Suite 1101
New York, NY  10012

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 10, 2010

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Applied Minerals, Inc. (the “Company,” “Applied Minerals,” “we,” “us” or “our”) of proxies to be used at the Annual Meeting of Shareholders to be held on June 10, 2010.  This Proxy Statement and accompanying forms of proxy, together with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which serves as our Annual Report to Shareholders, is first being sent or given to shareholders on April 23, 2010.

Important Notice Regarding the Availability of Proxy Materials
This year we are using the “Notice and Access” system recently adopted by the Securities and Exchange Commission relating to the delivery of proxy materials over the Internet.  As a result, we mailed you a notice about the Internet availability of the proxy materials instead of paper copies.  Shareholders will have the ability to access the proxy materials over the Internet and to request a paper copy of the materials by mail or by e-mail. We believe that the notice and access rules will allow us to use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, lower our cost of printing and delivering the proxy materials, and minimize the environmental impact of printing paper copies.

You may access our Proxy Statement and Annual Report to Shareholders on Form 10-K and vote at www.proxyvote.com.  To access www.proxyvote.com, you must have your control number set forth in the Notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Applied Minerals, Inc., a Delaware corporation, of proxies to be voted at our 2010 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend the Annual Meeting of Shareholders.  It takes place on June 10, 2010, beginning at 3:00 p.m., Eastern Time Zone, at www.virtualshareholdermeeting.com/AMNL.

This Notice of Annual Meeting and Proxy Statement and form of proxy and voting instructions are being sent or delivered to shareholders starting April 23, 2010.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock at the close of business on April 19, 2010 are entitled to receive notice of the meeting and to vote such shareholder’s shares at the Annual Meeting.  As of April 19, 2010, there were 67,084,579 shares of common stock outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Standard Registrar & Transfer (Draper, UT), you are the “shareholder of record” of those shares.  This Notice of Annual Meeting and Proxy Statement and accompanying documents have been provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares.  This Notice of Meeting and Proxy Statement and the accompanying documents have been forwarded to you by your broker, bank or other holder of record.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following such shareholder’s instructions for voting via the Internet.

What is "Notice and Access"?

“Notice and Access” generally refers to rules of the Securities and Exchange Commission governing how companies must provide proxy materials.  Under the notice and access model, a company may select either of the following two options for making proxy materials available to stockholders:

•	the full set delivery option; or
•	the notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

What is the Full Set Delivery Option?

Under the full set delivery option, a company delivers all proxy materials to its stockholders.  This delivery can be by mail or, if a stockholder has previously agreed, by e-mail.  In addition to delivering proxy materials to stockholders, the Company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website.  In connection with its 2010 Annual Meeting of Stockholders, the Company has not elected to use the full set delivery option.

What is the Notice Only Option?

Under the notice only option, a company must post all its proxy materials on a publicly accessible website. However, instead of delivering its proxy materials to stockholders, the Company instead delivers a “Notice of Internet Availability of Proxy Materials.”  The notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;
•	information regarding the website where the proxy materials are posted; and
•	various means by which a stockholder can request paper or e-mail copies of the proxy materials.

If a stockholder requests paper copies of the proxy materials, these materials must be sent to the stockholder within three business days.  Additionally, paper copies must be sent via first class mail.

The Company has elected to use the Notice Only Option in connection with its 2010 Annual Meeting of Stockholders.

How do I vote?

You may vote using any of the following methods:

•	By Mail:
If you are a shareholder of record, be sure to complete, sign and date the proxy card or voting instruction card and return it to:

Applied Minerals, Inc.
110 Greene St – Suite 1101
New York, NY  10012

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

•	Via The Internet Prior to the Annual Meeting:
The Internet voting procedures established by us for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

The website for Internet voting prior to the meeting is www.proxyvote.com. Please have your proxy card handy when you go online. You will be able to confirm that your instructions have been properly recorded.  If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Internet voting facilities for shareholders of record, who wish to vote prior to the meeting, will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time Zone, on June 9, 2010.

The availability of Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record.  Therefore, if you are a beneficial owner, we recommend that you follow the voting instructions in the materials you receive.

If you vote on the Internet, you do not have to return your proxy card or voting instruction card.

•	During the Annual Meeting:
All shareholders may vote in person at the Annual Meeting at virtualshareholdermeeting.com/AMNL.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the President of the Company;
•	timely delivery of a valid, later dated proxy or a later dated vote by telephone or on the Internet; or
•	voting by ballot at the Annual Meeting.

All proxies that have been properly completed and delivered and not revoked will be voted at the Annual Meeting.

Is there a list of shareholders entitled to vote at the Annual Meeting?

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the
Annual Meeting and for ten days prior to the Meeting for any purpose germane to the meeting by contacting the President of the Company between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time Zone, at our principal executive offices located at 110 Greene Street, Suite 1101, New York, New York 10012.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Discretionary Voting Allowed?

Election of Directors	Plurality	Yes

Ratification of PMB Helin Donovan LLP as our independent registered public accounting firm	Majority of votes cast*	No
* the term “votes cast” include votes “for” and “against,” but does not include ballots marked “abstain” and does not include broker non-votes
The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the
Annual Meeting, personally or represented by proxy, is necessary to constitute a quorum.  Abstentions and “broker non votes” are counted as present and entitled to vote for purposes of determining a quorum.  A “broker non vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange (“NYSE”) rules governing discretionary voting by NYSE members for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of PMB Helin Donovan as the Company’s independent, registered pulic accounting firm, even if the record holder does not receive voting instructions from you.  The record holder may not vote on the other matters being submitted for a shareholder vote without instructions from you.  Without your voting instructions on these matters, a broker non-vote will occur.

Could other matters be decided at the Annual Meeting?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies.  Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

Who will count the votes?

A Company employee will tabulate the votes and act as inspector of election.

BOARD OF DIRECTOR ISSUES

The Nomination Process
The Board of Directors has not created a separate Nomination Committee or a Charter for such a committee.  Rather, the Board as a whole performs such functions and each director is eligible to participate and has participated in the nomination process.

The general criteria that our Board uses to select nominees include the following:  individuals reputation for integrity, honesty and adherence to high ethical standards; such person’s demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company; such shareholder’s willingness and ability to contribute positively to the decision making process of the Company; such person’s commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees; such person’s interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, creditors and the general public; such person’s ability to act in the interests of all stakeholders; and no nominee should have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of the Company’s stockholders and to fulfill the responsibilities of a director.  There are, however, no specific minimum qualifications that nominees must have in order to be selected.

The Board will consider director candidates recommended by our stockholders.  In evaluating candidates recommended by our stockholders, the Board of Directors applies the same criteria discussed above.  Any stockholder recommendations for director nominees proposed for consideration by the Board should include the nominees’ name and qualifications for Board membership and should be addressed in writing to the President, Applied Minerals, Inc., 110 Greene St., Suite 1101, New York, New York 10012.  There have been no changes in the procedures by which shareholders may recommend candidates for director.

The Board has no set process for identifying and evaluating nominees for director, including shareholder nominees.

John Levy was originally recommended for election as directors by Mr. Taft, a beneficial shareholder.  Mr. Taft was recommended by Levy and, former director, Weiss.  Evan Stone was recommended by Mr. Zeitoun, a director and CEO.  Mr. Zeitoun was elected a director pursuant to the terms of the Management Agreement with Material Advisors LLC (“Material Advisors”).

Meetings and Meeting Attendance
During the year ended December 31, 2009, there were 16 meetings of the Board of Directors. Each of the incumbent directors who were on the Board of Directors during 2009 attended at least 75% of the total number of meetings of the Board of Directors.

Members of the Board are expected to attend annual shareholder meetings, including the upcoming shareholder meeting.  The meeting will be the first shareholder meeting since the company became a public company.

Committees
We do not have nominating, auditing or compensation committees and there were no procedures by which shareholders might recommend nominees to the Board of Directors.  Rather, the Board of Directors, as a whole, performs the functions which would otherwise be performed by the audit, compensation and nominating committees.  Our board views the addition of standing audit, compensation and nominating committees as an unnecessary additional expense and process to the Company given its stage of development.

Director Independence
The only directors deemed to be independent under the independence standards of NASDAQ are Messrs. Levy and Stone.  They are also independent under the enhanced independence standards of Section 10A-3 of the Securities Exchange Act.  Messrs. Zeitoun and Taft are not independent under the NASDAQ standards of independence.  Mr. Zeitoun is an employee.  Mr. Taft is not independent because of the size of his security holdings.

Audit Committee Financial Expert
The Board of Directors has determined that Mr. Levy is an audit committee financial expert as this term is defined in the rules of the Securities and Exchange Commission and is independent under the independence standards of NASDAQ and the enhanced independence standards of Section 10A-3 of the Securities Exchange Act.

Audit Committee Report
The Board of Directors has not created a separate audit committee or a charter for such a committee.  The Board of Directors acts as an audit committee.  The Board believes that a separate audit committee is not needed in light of the size of the Company and the involvement of the Board of Directors in Company operations.

In the discharge of its responsibilities, the Board of Directors has reviewed and discussed with management and the independent auditors the Company’s audited financial statements for fiscal year 2009.  In addition,

A.	The audit committee has reviewed and discussed the audited financial statements with management;

B.	The audit committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended;

C.
The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

D.
Based on the review and discussions referred to in paragraphs (A) through (C) above, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the last fiscal year for filing with the Commission.

E.	Directors performing the function of the Audit Committee were John Levy, Evan Stone, David Taft, Morris Weiss and Andre Zeitoun.

Policy on Board of Directors’ Pre-Approval of Audit and Non-Audit Services of Independent Auditors
The Board of Directors is responsible for appointing, setting compensation and overseeing the work of the independent auditors.  The Board of Directors has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors.  On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Board of Directors is requested.  The Board of Directors reviews these requests and advises management if the Board of Directors approves the engagement of the independent auditors for specific projects.  On a periodic basis, management reports to the Board of Directors regarding the actual spending for such projects and services compared to the approved amounts.

Management is responsible for the preparation and integrity of the Company’s financial statements.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  The Board of Directors has independently met and held discussions with management and the independent registered public accounting firm.

Director Compensation For The Year Ended December 31, 2009

The following table sets forth compensation to Directors in 2009.

Name	Fees Earned or Paid in Cash		Stock Awards		Option Awards		Total ($) (1)

John Levy (2)		$42,500	$	- 0 -		$7,813		$50,313

Morris D. Weiss (3) (4)		$30,000		$10,000	$	- 0 -		$40,000

David Taft		$40,000	$	- 0 -	$	- 0 -		$40,000

Andre Zeitoun	$	- 0 -	$	- 0 -	$	- 0 -	$	- 0 -

Evan Stone (3)		$7,500		$7,500	$	- 0 -		$15,000
(1) Each director, except for the Chairman, is paid $10,000 at the beginning of each calendar quarter in cash, stock or a combination of both.  The Chairman is paid $12,500 at the beginning of each calendar quarter in cash, stock or a combination of both.

(2) John Levy was elected Chairman of the Board of Directors of Applied Minerals, Inc. in August 2009. As part of his being elected Chairman, he was awarded 125,000 5-year options to purchase stock at $0.70 per share.  The options began vesting, on a quarterly basis, beginning October 2009.  The value of Mr. Levy’s 31,250 options was $7,813 at December 31, 2009.  On March 29, 2010, Mr. Levy was granted an additional 60,000 5-year options to purchase stock at $1.00 per share.  The options vest quarterly beginning on October 1, 2010.

(3) For the year ended December 31, 2009, aggregate stock awards for director compensation were as follows:  Mr. Weiss – 68,493 shares; Mr. Stone - 26,722 shares.

(4) Mr. Weiss resigned as a director of the Company effective April 16, 2010.

Shareholder Communication to the Board of Directors
Shareholders may communicate with the Board of Directors by sending an email or a letter to Applied Minerals, Inc. Board of Directors, c/o President & CEO, 110 Greene Street, Suite 1101, New York, New York, 10012.  The President will receive the correspondence and forward it to the individual director or directors to whom the communication is directed or to all directors in not directed to one or more specifically.

Code of Ethics
We have adopted a Code of Conduct and Ethics for our Chief Executive Officer and our senior financial officers.  A copy of our Code of Conduct and Ethics can be obtained at no cost, by telephone at (800) 356-6463 or via mail by writing to Applied Minerals, Inc., 110 Greene Street, Suite 1101, New York, New York, 10012.  We believe our Code of Conduct and Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

SECURITIES OWNERSHIP

The following discussion sets forth information regarding share ownership of certain shareholders and management.

Authorized Shares
As of April 19, 2010, the Company had:

•	120,000,000 authorized shares of Common Stock;
•	67,084,579 issued shares of Common Stock
•
79,838,279 issued shares of Common Stock on a fully-diluted basis when accounting for the exercise of outstanding stock options and warrants and the conversion of 10% PIK Election Convertible Notes “PIK Notes”.

Ownership Tables
The following table sets forth, as of April 19, 2010, information regarding the beneficial ownership of our common stock with respect to each of the named executive officers, each of our directors, each person known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group.  Each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  The percentage of common stock beneficially owned is based on 67,084,579 shares of common stock outstanding as of April 19, 2010 plus an individual or entity’s shares subject to options and warrants granted that have vested, or will vest in 60 days, as of April 19, 2010, and shares issuable upon conversion of an individual or entity’s PIK Notes through maturity.

	Number of Shares of	Percentage of Common
	Common Stock	Stock Beneficially
Name and Address (1)	Beneficially Owned (2)	Owned

Andre Zeitoun (3) (4) (5)	3,375,358	4.9%
John Levy (4)	189,707	*
Morris D. Weiss (4)(6)	831,342	1.2%
David A. Taft (4) (7) (8)	16,584,840	24.7%
Evan Stone (4)	41,039	*
Christopher T. Carney (3) (5)	1,487,797	2.2%
Barbara Suveg (9)	100	*
All Officers and Directors as a Group	22,445,776	32.8%

IBS Capital LLC	16,584,840	24.7%
Material Advisors, LLC(10)	3,291,639	4.7%

* Less than 1%

(1)	Unless otherwise indicated, the address of the persons named in this column is c/o Applied Minerals, Inc., 110 Greene Street, Suite 1101, New York NY, 10012
(2)
Included in this calculation are shares deemed beneficially owned by virtue of the individual’s right to acquire them within 60 days of the date of this report that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.  Except as noted below, all shares are owned directly and the person has sole voting power.

(3)	Executive Officer.
(4)	Director. Mr. Weiss resigned as a director of the Company effective April 16, 2010.
(5)
Number of shares includes shares issuable to Material Advisors on the exercise of options that have vested or will vest within 60 days of April 19, 2010.  Shares attributed to each of Messrs. Zeitoun and Carney reflect ownership interests in common stock and options to purchase common stock held by Material Advisors.  Number of shares for Mr. Zeitoun also includes the shares represented by his ownership of $50,000 face of 10% PIK Convertible notes due 2018.

(6)	Number of shares includes options to acquire 550,000 shares of Company stock granted in October 2008 and 100,000 shares of Company stock granted in May 2009.
(7)
Mr. Taft is the president of IBS Capital LLC.  He has beneficial ownership of shares owned by funds of which IBS Capital LLC is the general partner or investment manager, having sole voting and investment power.

(8)
IBS Capital, LLC, One International Place, Boston Massachusetts 02110, is the beneficial owner of shares held by funds it manages by virtue of the right to vote and dispose of the securities.  One fund, The IBS Turnaround Fund (QP) (A Limited Partnership), owned 9,458,925 shares or 14.1% of the Company’s outstanding shares at April 19, 2010.  Another fund, The IBS Turnaround Fund (A Limited Partnership), owned 4,360,498 shares or 6.5% of the Company’s outstanding shares at April 19, 2010.  Mr. Taft is president of IBS Capital LLC.  Another fund, The IBS Opportunity Fund (BVI), Ltd, owned 2,50,468 shares or 4.1% of the Company’s outstanding shares as of April 19, 2010.

(9)	Functioned as principal accounting officer during 2008.
(10)         Number of shares include shares issuable to Material Advisors LLC upon the exercise of options granted to Material Advisors LLC have vested or will vest within 60 days of April 19, 2010.

RELATED PARTY TRANSACTIONS

Review, approval or ratification of transactions with related persons
Our Board of Directors has a written policy whereby it reviews any transaction involving the Company and a related party before the transaction or upon any significant change in the transaction or relationship.  There are no limitations on the types of transactions, except for ordinary business travel and entertainment.  There are no set standards other than fairness.  For these purposes, a related party transaction includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission.

Transactions with Related Persons
Transactions with related persons describe any transaction, since the beginning of the registrant's last fiscal year, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $ 120,000.

PIK Note Transactions

Beginning on December 30, 2008, the Company has sold $6,050,000 of 10% PIK Election Convertible Notes due December 15, 2018 (“PIK Notes”) in four tranches.  The notes varied only as to the conversion price, which in each case was at or above the market price on the date of sale.  The conversion prices range from $0.35 to $1.00.  Such note is convertible into shares of Company common stock at the conversion price per share at any time after the Company has authorized sufficient shares to convert all such amounts outstanding under the notes into common stock.  The amount outstanding may be converted into common stock at discretion of the Company the conversion price per share when (i) the average market price for the common stock is in excess of the conversion price and (ii) either (a) the Company has filed and caused to become effective a registration statement for the resale of the number of shares of common stock into which the outstanding amount of the note is convertible, or (b) such shares are resalable under Rule 144.  Interest on notes of such series may be paid by issuance of additional notes, by increasing the principal amounts under such notes, or in cash. Interest payable on such note through December 15, 2009 has been paid by the issuance of additional PIK Notes.

The principal under the notes is due December 15, 2018 subject to earlier acceleration or conversion of the notes as described below. The notes bear interest at the rate of 10% per annum payable (including by issuance of additional in-kind notes) semi-annually in arrears on June 15 and December 15 of each year commencing June 15, 2009.  The number of shares issued on conversion of a note will be derived by dividing the principal and accrued interest on the note by the conversion price (the “Strike Price”). The Strike Price will be subject to adjustment in the event of a dividend or distribution on Company’ common stock in shares of common stock, subdivision or combination of Company outstanding common stock, or reclassification of Company’s outstanding common stock.

The following table sets forth purchases of PIK Notes by Material Advisors, of which Mr. Zeitoun is Manager.

Date of Purchase	Principal Amount	Conversion Price per Share

April 8, 2009	$25,000	$0.35
May 4, 2009	$15,000	$0.50

The closing market prices on the trading day immediately before the purchase were $0.25 and $0.55 per share, respectively.

Set forth below is information about purchases of 10% PIK Election Notes by IBS Turnaround Fund (QP) and IBS Turnaround Fund (LP).

	Purchaser and Principal Amount
Date of Purchase	IBS Turnaround Fund (QP)	IBS Turnaround Fund (LP)	Conversion Price Per Share

May 4, 2009	$320,000	$180,000	$0.50

The closing market price on the trading day immediately before the purchases was $0.55 per share.

Management Agreement with Material Advisors

Messrs. Zeitoun and Carney were appointed to positions with the Company pursuant to an agreement with Material Advisors, of which they are members and owners.

On December 30, 2008, the Company entered into a Management Agreement with Material Advisors, a management services company (“Manager”).  The Management Agreement has a term ending on December 31, 2010 with automatic renewal for successive one-year periods unless either Manager or Company provides 90 days prior notice of cancellation to the other party or pursuant to the termination provisions of the Management Agreement.  Under the Management Agreement, Manager is to perform or engage others, including Mr. Zeitoun, a principal of Manager, Christopher Carney and Eric Basroon (“Management Personnel”) to perform senior management services including such services as are customarily provided by a chief executive officer but not (unless otherwise agreed) services customarily provided by a chief financial officer (it was subsequently agreed to have Mr. Carney perform as Interim Chief Financial Officer).  Pursuant to the Management Agreement, Andre Zeitoun is serving as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors.

The services provided by Manager include, without limitation, consulting with the Board of Directors of the Company and the Company’s management on business and financial matters, including matters related to (i) new business development, creating and implementing the Company’s business plan and overseeing and supervising the Company’s operations, (ii) preparation of operating budgets and business plans, (iii) Company’s corporate and financial structure, (iv) formulation of long term business strategies, (v) recruiting senior management, (vi) financing, (vii) transactions with third parties, including mergers and acquisitions, (viii) evaluating potential sale or exit opportunities, structuring and negotiating a sale of the Company, or leveraged recapitalization, and (ix) resolving investigations and litigation involving the Company.

Manager is paid an annual fee of $1,000,000 per year for the three-year term of the Management Agreement, payable in equal monthly installments of $83,333.  Manager will be solely responsible for the compensation of the Management Personnel and the Management Personnel will not be entitled to any direct compensation or benefits from the Company (including in the case of Mr. Zeitoun, for service on the Board).  The Management Agreement does not specify the levels of compensation to Messrs. Zeitoun or Carney. Additionally, the Company granted Manager non-qualified stock options to purchase, for $0.70 per share (the “$0.70 Option”) a number of shares of the Company equal to 10% of the outstanding common stock of the Company on a fully diluted basis (which shall vest in equal monthly installments over three years).  On December 31, 2008, the closing stock price of the Company’s Common Stock was $0.15.  The following sets forth the treatment of the $0.70 Option in the event of a “going private transaction.”  Upon the consummation of a transaction resulting in (i) the Company ceasing to be a SEC reporting company, or having less than 300 shareholders of record and (ii) David A. Taft, IBS Capital LLC, The IBS Turnaround Fund L.P., The IBS Turnaround Fund (QP), The IBS Opportunity Fund (BVI). Ltd., or any of their affiliates or related entities own in the aggregate more than 50% of the outstanding equity capital of the Company immediately following such transaction (a “Going Private Transaction”), the $0.70 option will be cancelled and replaced by a non-qualified option (the “Going Private Option”), accompanied by a tandem stock appreciation right (the “SAR”).  The Going Private Option will provide Manager the right to purchase the same percentage of Company’s(or its successor’s) outstanding shares of common stock after giving effect to the going private transaction that were subject to the $0.70 Option.  The SAR will entitle Manager to receive either shares of common stock or cash equal in value to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share under the SAR.  The exercise price of the Going Private Option and the base price under the SAR will be the fair market value per share to be paid in the Going Private Transaction to shareholders who are not investing in the going private vehicle.  The term of the $0.70 Option, the Going Private Option and the SAR will be 10 years.  During such periods, the Going Private Option and the SAR will be fully exercisable.

On March 9, 2010, the Board of Directors, after a review of the performance of Material Advisors, LLC, decided to extend the term of the Management Agreement between the Company and the Material Advisors LLC from December 31, 2010 through December 31, 2011.

Forbearance Agreement

The Company and certain of its former officers were defendants in a class action In Re Atlas Mining Company Securities Litigation (the “Class Action”), whose settlement has been approved by the court.  As an accommodation to facilitate the settlement of the Class Action, the following persons (the “Forbearing Shareholders”) entered into a Forbearance Agreement whereby they agreed not to submit claims for damages relating to shares that they own or control and that would otherwise eligible to participate in the settlement: David Taft; The IBS Turnaround (QP) Fund (A Limited Partnership), the IBS Turnaround Fund (A Limited Partnership), The IBS Opportunity Fund (BVI), Ltd.  (the prior three hereafter collectively “IBS”); Andre Zeitoun (the Company’s CEO), Chris Carney (the Company’s Interim CFO), and Eric Basroon (an employee of Material Advisors LLC).  The Forbearance Agreement provided that:

In consideration for the forbearance and release, relinquishment, and discharging set forth above, the Company, by and through the disinterested directors, may, in its sole discretion, choose to provide an amount of compensation to the Forbearing Shareholders that it determines in its business judgment is appropriate.  Compensation provided to Forbearing Shareholders shall not exceed the amount to which the Forbearing Shareholders would be entitled if they were Settling Class Members who submitted claims and were compensated under the Plan of Allocation.

Prior to the time that the Forbearing Shareholders entered into the Forbearance Agreement, certain members of the Board of Directors, without taking formal action as a Board, acknowledged that the Forbearing Shareholders were accommodating the Company in a manner not required and should be compensated “as if” they had submitted claims as class members in the Settlement and this acknowledgement was communicated to the Forbearing Shareholders.

The Board subsequently appointed a committee of disinterested directors to determine whether compensation should be paid, the amount of any such compensation, and whether to pay compensation in cash or Common Stock.   The committee consisted of John Levy, now former director Morris Weiss, and Evan Stone.

On March 29, 2010, the committee adopted resolutions designed to treat the Forbearing Shareholders as if they had participated in the settlement.

To achieve this goal, damages of each Forbearing Shareholder were computed using the formula for determining damages in the Class Action.  Damages per share are lesser of $0.84 or the difference between the purchase price and $0.80.  The damages for each Forbearing Shareholders are approximately as follows:  Taft - $0; IBS - $3,564,657; Zeitoun - $479,411; Carney - $231,735; and Basroon - $89,250.   The aggregate damages for all of the Forbearing Shareholders are approximately $4,365,053.

The amount payable as compensation to the Forbearing Shareholders in the aggregate will be an amount equal to the Net Settlement Fund in the Class Action (approximately $800,000) multiplied by the fraction in which the numerator is the aggregate damages of the Forbearing Shareholders and the denominator is the sum of (i) the aggregate damages of the Forbearing Shareholders and (ii) the dollar amount of claims actually submitted by shareholders against the Net Settlement Fund in the Class Action (this amount is different form the total damages of all shareholders other than the Forbearing Shareholders).

The deadline for submitting claims in the Class Action is May 6, 2010, so the amount that will be payable to the Forbearing Shareholders will not be known until that time.  The amount payable to the Forbearing Shareholders varies depending on the dollar amount of claims actually submitted in the Class Action, the higher the dollar amount of claims submitted in the Class Action, the lower the amount payable to the Forbearing Shareholders.  By way of example, if no claims at all were submitted by shareholders in the Class Action, the amount payable to all of the Forbearing Shareholders would be $800,000; if $3,000,000 in claims are submitted in the Class Action, the amount payable to the Forbearing Shareholders would be $474,136.

In order to minimize the amount payable to the Forbearing Shareholders, the committee of disinterested directors has proposed the use of a third party to contact shareholders holding material amounts of shares to determine whether they are eligible to participate in the settlement, and if so, whether they have submitted claims and, if they have not, to encourage them to submit claims.

The committee of disinterested directors has determined that compensation to the Forbearing Shareholders will be paid in Common Stock of the Company.  The shares will be valued at the market price of the Company’s Common Stock as of the closing price on the first date on which the distribution agent in the Class Action sends or delivers distributions from the Net Settlement Fund to shareholders who have submitted claims.

If the Forbearing Shareholders had not entered into the Forbearance Agreement, they believe that the Company may not have been able to settle the Class Action on the favorable terms that it did.  The damages suffered by the Forbearing Shareholders, based on an estimate of total damages provided by counsel to the plaintiffs in the Class Action, represented a majority of the total damages of the class.  The plaintiff’s counsel required a representation by the Company that any damages paid by the Company to the Forbearing Shareholders not exceed amounts granted to the class.  The Forbearing Agreement had the effect of making the entire Net Settlement Fund available to other shareholders.  The Forbearing Shareholders believe that if they did not enter into the Forbearance Agreement, plaintiffs would have insisted on a significantly higher settlement amount and this in all likelihood would have forced the Company to raise additional capital by selling stock at, what they believed to be, unfavorable terms at the time.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors, and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file.  During 2009, certain of our directors and executive officers who own our stock filed Forms 3 or Forms 4 with the Securities and Exchange Commission.

The information on these filings reflects the current ownership position of all such individuals.  To the best of our knowledge, during 2009 all such filings by our officers and directors were made in a timely manner except for John Levy (director) for whom, due to administrative error, a Form 4 was not filed.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Directors

The Board of Directors currently consists of four members.  The Company’s directors are to be elected at each annual meeting of shareholders.  At this Annual Meeting, four directors are to be elected to serve until the next annual meeting of shareholders or until such director’s successors are elected and qualified.  The nominees for the Board of Directors are John F. Levy, David A. Taft, Andre Zeitoun, and Evan D. Stone as set forth in the table below describing Company Officers and Directors.  Each of Mr. Levy, Mr. Taft, Mr. Zeitoun and Mr. Stone are recommended by the Board of Directors of the Company.  In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company’s existing Board of Directors.

The four nominees receiving the highest number of votes cast at the Annual Meeting will be elected as the Company’s directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

Pursuant to the Bylaws of the Company, the Board has fixed the number of directors at four.  The terms of all directors expire at the Annual Meeting.  Directors are elected to serve until the next annual meeting of shareholders.  Officers are appointed annually by the Board of Directors and serve at the pleasure of the Board.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOUR NOMINEES.

Information About Nominees

The following table provides the names, positions, ages and principal occupations of our current directors, and those who are nominated for election as a director at the Annual Meeting:

Name and Position with the Company	Age	Director / Officer Since	Principal Occupation

Andre Zeitoun	37	Chief Executive Officer, President and Director since January 2009	President, Chief Executive Officer and Director of Company

John Levy	54	Non-Executive Chairman since August 2009 and Director since January 2008	CEO of Board Advisory

David A. Taft	53	Director since October 2008	President, IBS Capital LLC

Evan D. Stone	38	Director since August 2009	Partner, Lee & Stone

Andre Zeitoun, Chief Executive Officer, President, Director. Mr. Zeitoun is manager of Material Advisors LLC (“Material Advisors”), which provides managerial services to the Company pursuant to a Management Agreement entered into as of January 1, 2009.  Mr. Zeitoun was elected as a director and as CEO pursuant to the terms of the Management Agreement as described in “Related Party Transactions.”

Mr. Zeitoun was a Portfolio Manager at SAC Capital/CR Intrinsic Investors from March 2007 through December 2008.  At SAC, he led a team of six professionals and managed a several hundred million dollar investment portfolio focused on companies that required a balance sheet recapitalization and/or operational turnaround.  Many of these investments required Mr. Zeitoun to take an active role in the turnaround process.  From 2003 to 2006, Mr. Zeitoun headed the Special Situations Group at RBC Dain Rauscher as a Senior Vice President and head of the division.  He managed all group matters related to sales, trading, research and the investment of the firm’s proprietary capital.  From 1999 to 2003 Mr. Zeitoun was a Senior Vice President at Solomon Smith Barney.  In this role, Mr. Zeitoun led a Special Situations sales trading research team serving middle market institutions.  Mr. Zeitoun is a graduate of Canisius College.

Key attributes, experience and skills: Mr. Zeitoun has over 10 years experience indentifying, allocating capital to, and taking an active role in corporate situations requiring a balance sheet recapitalization and/or operational restructuring.  Since January 2009, Mr. Zeitoun has spearheaded effort to stabilize the Company’s balance sheet, raise critically needed capital, engage industry-leading consultants to quantify and characterize the Company’s Dragon Mine resource, and establish a marketing infrastructure.  Mr. Zeitoun’s accomplishments during his first year as Chief Executive Officer has led the Board to conclude that he should continue as a director of Applied Minerals, Inc.

John Levy, Non-Executive Chairman and Director.  Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory, a consulting firm that advises companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies.  From November 2005 to March 2006, Mr. Levy served as Interim Chief Financial Officer of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007.  From November 1997 to May 2005, Mr. Levy served as Chief Financial Officer of MediaBay, Inc., a NASDAQ company and provider of spoken word audio content.  While at MediaBay, he also served for a period as its Vice Chairman.

From March 2006 through April 2010, Mr. Levy was a director and Chairman of the Audit Committee of Take-Two Interactive Software, Inc., a publicly traded company that develops, markets, distributes and publishes interactive entertainment software games; Lead Director and Audit Committee Chairman of Gilman Ciocia, Inc, a financial planning and tax preparation firm; a director of Applied Natural Gas Fuels, Inc. (formerly PNG Ventures, Inc.), which, through its subsidiaries, engages in the production and wholesale distribution of vehicle-quality liquid natural gas in the western United States serving airports, public transit, refuse, seaports, regional trucking, taxis, and government fleets markets; Applied Natural Gas Fuels, Inc. filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on September 10, 2009 and successfully emerged from bankruptcy on March 24, 2010.

Mr. Levy is a director and a member of the Audit Committee of Applied Energetics, Inc, which specializes in the development and application of high power lasers, high voltage electronics, advanced optical systems, and energy management systems technologies.

Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath, and Grant Thornton.  Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph's University (PA).

Key attributes, experience and skills: Mr. Levy has over 30 years of progressive financial, accounting and business experience, including having served as Chief Financial Officer of both public and private companies for over 13 years.  Mr. Levy is a Certified Public Accountant and has significant experience with accounting, financial reporting and financial strategies.

Mr. Levy has written and taught courses regarding corporate governance matters and also has significant experience dealing with corporate governance matters as part of his corporate and board positions. Mr. Levy has been designated by the Board of Directors as an audit committee financial expert.  Mr. Levy has provided substantial assistance to the Company on accounting and financial reporting matters.  Mr. Levy has also provided significant corporate governance and business strategy advice to Applied Minerals, Inc. since joining its Board of Directors in 2008.  It is these attributes that led the Board to conclude that Mr. Levy should continue to serve as a director of Applied Minerals, Inc.

David A. Taft, Director.  Mr. Taft is the President of IBS Capital LLC, a private investment company based in Boston, Massachusetts, which he founded in 1990.  Prior to founding IBS Capital LLC, Mr. Taft spent ten years working in corporate finance with Drexel Burnham Lambert, Winthrop Financial and Merrill Lynch.  Mr. Taft is a graduate of Amherst College and Amos Tuck School of Business Administration at Dartmouth College.

Key attributes, experience and skills: Mr. Taft has over 30 years experience as a corporate investment banker and the manager of IBS Capital LLC, a private investment fund.  Mr. Taft brings significant leadership, financial expertise, business development skills and corporate restructuring experience to the Company’s Board of Directors.  The investments Mr. Taft has made through his management of the IBS Turnaround Fund has, on occasion, required him to advise companies on issues such as corporate governance, capital raising, balance sheet restructuring and general business strategy.  IBS Capital LLC, under Mr. Taft’s direction, has been a large shareholder of Applied Minerals, Inc. for a number of years.  It is these attributes that led the Board to conclude that Mr. Taft should continue to serve as a director of Applied Minerals, Inc.

Evan D. Stone, Director. Mr. Stone has represented hedge funds, private equity funds, venture capital funds and public and private corporations on a wide range of sophisticated corporate and securities matters.  Mr. Stone is co-founder of Lee & Stone LLP, a Dallas based law firm specializing in services for the investment community.  Prior to co-founding Lee & Stone in 2009, Mr. Stone served as Vice President and General Counsel for Dallas-based investment manager, Newcastle Capital Management, L.P., which Mr. Stone joined in 2006.  Prior to Newcastle, from 2003 through 2006, Mr. Stone worked in the mergers and acquisitions department of the international law firm Skadden Arps Slate Meagher & Flom LLP in New York.  Prior to Skadden, Mr. Stone served as a member of the investment banking department at Merrill Lynch & Co. and Vice President, Corporate Development at Borland Software, Inc.  In addition to his work on behalf of investors at Lee & Stone, Mr. Stone currently serves as General Counsel and Secretary of Wilhelmina International, Inc., a leading model and artist management firm, to which offices he was appointed in 2009.  Mr. Stone is also a director of Wilhelmina.

Key attributes, experience and skills: Mr. Stone brings a strong mix of legal, asset management, corporate development and investment banking experience to the Company’s Board of Directors.  Mr. Stone’s legal practice, at his own firm and at Skadden Arps, has focused primarily on mergers and acquisitions, private equity and investment management.  In addition, as General Counsel for Newcastle Management, L.P., an activist investment manager, Mr. Stone was involved in the sourcing, analysis, negotiation and monitoring of a number of the firm’s investments and also advised on corporate governance and operational matters.  As General Counsel and Secretary and a director of Wilhelmina International, Inc., Mr. Stone gained valuable additional board corporate governance experience related to a public company.  Mr. Stone also has investment banking and corporate development experience.  It is these attributes that led the Board to conclude that Mr. Stone should continue to serve as a director of Applied Minerals, Inc.

OVERVIEW OF PROPOSAL 2

PROPOSAL 2:  THE RATIFICATION OF PMB HELIN DONOVAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2: The ratification of PMB Helin Donovan LLP as the Company’s independent registered public accounting firm

Exact Language of the Current and Proposed Provision
PMB Helin Donovan LLP was the Company independent, registered public accounting firm for the calendar year 2009.

If Proposal 2 is approved

PMB Helin Donovan LLP will be ratified as the Company’s independent, registered public accounting firm for the calendar year 2010.

Consequences of Shareholder Vote
If Proposal 2 is not approved, the PMB Helin Donovan will not be ratified as our independent registered public accounting firm.

Proposal 2 is not dependent on the vote with respect to any other proposal.

Reason for the Ratification
The Board of Directors believes that PMB Helin Donovan LLP has provided the Company adequate independent auditing services and will do so in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2, AN AMENDMENT TO THE IDAHO ARTICLES TO CHANGE THE NAME OF THE COMPANY TO APPLIED MINERALS, INC.

EXECUTIVE OFFICERS

The only executive officers of the Company are Andre Zeitoun and Christopher T. Carney.  Information about them is set forth below.

Name and Position with the Company	Age	Director / Officer Since	Principal Occupation

Andre Zeitoun	37	January 2009	President, Chief Executive Officer and Director of the Company

Christopher T. Carney	39	February 2009	Interim Chief Financial Officer of the Company

Christopher T. Carney, Interim Chief Financial Officer.  Pursuant to the Management Agreement between Material Advisors LLC and the Company, he was appointed to his position as Interim Chief Financial Officer in February 2009.

From March 2007 until December 2008, Mr. Carney was an analyst at SAC Capital/CR Intrinsic Investors, LLC, a hedge fund, where he evaluated the debt and equity securities of companies undergoing financial restructurings and operational turnarounds.  From March 2004 until October 2006, Mr. Carney was a distressed debt and special situations analyst for RBC Dain Rauscher Inc., a registered broker dealer.  Mr. Carney graduated with a BA in Computer Science from CUNY-Lehman College and an MBA from Tulane University.

EXECUTIVE COMPENSATION

Introduction
The Board of Directors has not created a separate compensation committee or a charter for such committee and the Board of Directors as a whole acts as a compensation committee.  The Board of Directors does not believe a separate compensation committee is needed in view of the size of the Company, the involvement of the Board of Directors in Company affairs, and the history and structure of executive compensation.  Persons whose compensation is being determined or negotiated by the Board of Directors do not participate in the Board deliberations.  The Board has not used compensation consultants.

Executive Compensation
The following Summary Compensation table contains information about the compensation received by the executive officers and highly paid employees for the fiscal years ended December 31, 2009 and December 31, 2008.

				Equity
Name and		Salary	Bonus	Awards	Total
Principal Position	Year	($)	($)	($)(1)	($)

Andre Zeitoun, President, CEO,	2009	$ - 0 -	$ - 0 -	$ - 0 -	$ - 0 -
Director (2)	2008

Christopher T. Carney, Interim CFO	2009	- 0 -	- 0 -	- 0 -	- 0 -
(2)	2008

Morris D. Weiss	2009	66,668	100,000	118,532	285,200
Chief Restructuring Officer (3)	2008	80,000	- 0 -	44,634	124,634

Barbara Suveg	2009	132,044	- 0 -	- 0 -	132,044
Accountant	2008	182,070	- 0 -	- 0 -	182,070

(1)
 This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 and 2008 fiscal years for the fair value of stock options granted to each of the in 2009 and 2008 in accordance with FASB ASC 505-50 and FASB ASC 718-10-50.  Pursuant to SEC rules, the amounts shown exclud the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company¹s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(2)
Messrs. Zeitoun and Carney received no direct compensation from the Company.  Each is a partner of Material Advisors LLC, a consulting firm that provides managerial services to the Company pursuant to a Management Agreement entered into on January 1, 2009 and effective for a two-year period.  Applied Minerals, Inc. paid Material Advisors, LLC a $1 million management fee in 2009.  The Management Agreement also granted Material Advisors, LLC 6,583,277 options to purchase common stock at $0.70 per share with a ten-year term.  The options vest equally over 36 months starting on the effective date of the Management Agreement.  A copy of the Management Agreement was filed as an 8-K on January 7, 2009.  The value of the options vested to Material Advisors in 2009 was $127,277.

(3)
Mr. Weiss served as Chief Restructuring Officer from the period November 1, 2008 to May 1, 2009 and as a consultant thereafter. The Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Weiss, a director, on November 1, 2008 pursuant to which Mr. Weiss served as Chief Restructuring Officer for a period of six months. The Consulting Agreement provided that Mr. Weiss’ duties included: (i) oversight and management of (1) pending and anticipated securities, corporate, insurance and other significant litigation involving the Company or its affiliates,  (2) the disposition of the contract mining business and such other businesses and entities in which the Company holds an interest as may be determined by the Board, and (3) such other matters as agreed upon by Mr. Weiss and the Board; (ii) advising the Board and senior management of the Company with respect to other significant restructuring matters, and (iii) such other duties and responsibilities on which the Board and the Consultant shall mutually agree.  Mr. Weiss resigned as a director of the Company effective April 16, 2010.

(The Consulting Agreement provided for compensation in the form of stock options and cash.  The stock option compensation under the Agreement was 550,000 options to acquire Company common stock with an exercise price of $0.70 per share and expiring in ten years. 250,000 options vested during the term of the Agreement and 300,000 options would vest at the end of the Agreement unless the Board determined that Mr. Weiss’ performance was not satisfactory, in which case the number of options awarded was in the discretion of the Board.  The reported closing price of the Company’s stock on October 31, 2008 was $0.28.  The board concluded that Mr. Weiss’ performance was more than satisfactory and thus 300,000 options vested at the end of the Consulting Agreement (for a total of 550,000 options as provided under the agreement). The cash compensation under the Agreement was $100,000 during the term of the Consulting Agreement plus a bonus of up to $100,000, the award of which was dependent on a Board determination as to whether Mr. Weiss’ performance was satisfactory and the amount of such bonus was in the discretion of the Board.  The board determined that Mr. Weiss’ performance was more than satisfactory thus the amount of the cash bonus was $100,000 and the Board and Mr. Weiss agreed would be payable in six monthly installments.

In addition, on May 1, 2009, Mr. Weiss agreed to review the documentation to be generated in connection with the negotiation of the final settlement agreements in the class action in which the Company was a defendant and the insurance coverage litigation involving the Company.  As compensation for such services, the Board granted Mr. Weiss 100,000 options to acquire Company common stock with an exercise price of $0.70 per share, expiring in ten years, and vesting on completion of the final settlement agreements.  The reported closing price of the Company’s stock on April 30, 2009 was $0.49.

Outstanding Equity Awards at December 31, 2009
The following table provides information on the holdings as of December 31, 2009 of stock options granted to the named executive officers.  This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Outstanding Equity Awards at Fiscal Year End

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Andre Zeitoun (1)		- 0 -	- 0 -	- 0 -

Christopher T. Carney
(1)		- 0 -	- 0 -	- 0 -

Morris D. Weiss (2)	11/01/2008	550,000	- 0 -	- 0 -	$ 0.70	10/31/2019
	5/01/2009	100,000	- 0 -	- 0 -	$0.70	5/01/2019

(1)
Messrs. Zeitoun and Carney have not been granted options directly by the Company. Each is a partner of Material Advisors LLC, a consulting firm that provides managerial services to the Company pursuant to a Management Agreement entered into on January 1, 2009 and effective for a two-year period.  Per the terms of the Management Agreement, the Company granted Material Advisors, LLC 6,583,277 options to purchase common stock at $0.70 per share with a ten-year term.  The options vest ratably over 36 months beginning on the effective date of the Management Agreement.  A copy of the Management Agreement was filed as an 8-K on January 7, 2009.

(2)    See information in footnote 3 to the Summary Compensation Table.

INDEPENDENT AUDITOR

PMB Helin Donovan, LLP was selected by our Board of Directors as the Company’s independent accountant for the fiscal year ending December 31, 2008 and for the fiscal year ending December 31, 2009.  Representatives of PMB Helin Donovan will not be attending the shareholder meeting.

Changes in Registrant’s Certifying Accountant
As noted in the Company’s Form 8-K filed with the SEC on August 27, 2008, on August 20, 2008, Company dismissed Chisholm, Bierwolf & Nilson, LLC (“Chisholm”) as independent auditors.

The decision to change accountants was approved by the Board of Directors.  Chisholm was not the auditor with respect to and hence rendered no report on Company financials for the years ended December 31, 2007 or 2008.  With respect to financial statements for periods for which Chisholm acted as independent auditor, it did not render a report containing an adverse opinion or a disclaimer of opinion, or an opinion that was qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to dismiss Chisholm was approved by the Board of Directors of the Company on recommendation of a special committee of the Board of Directors.

There were no disagreements with Chisholm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Chisholm, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

On August 21, 2008, the Company retained PMB Helin Donovan LLP (“PMB”) as independent auditors for the purposes of auditing the financial statements for the periods ending December 31, 2008 and 2007.

The Company provided Chisholm with a copy of the disclosures made above in the accounting section hereof and in a letter addressed to the Securities and Exchange Commission, Chisholm stated that it was “in agreement with only those statements...as they relate to our firm.”

The Company has provided PMB Helin Donovan with a copy of the disclosures made in the Accounting section hereof and requested that Chisholm furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such statements and, if not, stating the respects in which it does not agree.

Fees payable to PMB
The following table presents fees for audit services rendered by PMB Helin Donovan, the independent auditor for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2009 and 2008.

	PMB Helin Donovan, LLP
	December 31, 2009	December 31, 2008

Audit Fees	$64,864	$44,338
Audit-Related Fees	6,060	- 0 -
Tax Fees (1)	40,000	- 0 -
All Other Fees (2)	10,918	- 0 -

Total	$121,842	$44,338

(1)	Tax fees represent the aggregate fees paid for professional services, principally including fees for tax compliance and tax advice.
(2)
All other fees represent the aggregate fees paid for products and services that are not included in the “Audit fees,” “Audi-related fees,” and “Tax fees” sections.  The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal registered public accounting firm’s independence.

PROPOSALS OF SHAREHOLDERS FOR 2011 ANNUAL MEETING

Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit such shareholder’s proposals so that they are received at the Company’s principal executive offices no later than the close of business on December 28, 2010.  As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Shareholders who wish make nominations or present proposals not pursuant to SEC Rule 14a-8 must provide notice no earlier than December 28, 2010 and no later than January 27, 2011. To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws.  A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements.

The Company will not consider any proposal or nomination that does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the meeting.  If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

By order of the Board of Directors.

Andre Zeitoun, President and CEO

APPLIED MINERALS, INC. 110 GREENE ST – SUITE 1101 NEW YORK, NY 10012
VOTE BY INTERNET
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date at www.proxyvote.com or vote during the meeting at www.virtualshareholdermeeting.com/AMNL.  Have your proxy card in hand when you access either web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK AS FOLLOWS

APPLIED MINERALS, INC.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON June 10, 2010: The Notice of Annual Meeting of Shareholders, Proxy Statement and the Annual Report to Shareholder are available on the following website:  www.proxyvote.com.

◄ FOLD AND DETACH HERE ►

Please mark your votes as indicated in this example:

Proposal 1 -                      Election of Directors
The Board of Directors recommends a vote FOR four nominees for Director to serve until the 2010 Annual Meeting of Shareholders

		FOR	AGAINST	WITHHOLD
1.1	ANDRE ZEITOUN	☐	☐	☐
1.2	DAVID TAFT	☐	☐	☐
1.3	EVAN STONE	☐	☐	☐
1.4	JOHN LEVY	☐	☐	☐

Proposal 2 -	The ratification of PMB Helin Donovan LLP as our independent registered public accounting firm

	FOR	AGAINST	WITHHOLD
Proposal 2	☐	☐	☐

The Board of Directors recommends a vote FOR the Amendment.

Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Signature	Signature

Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Mark Here for Address Change or Comments (SEE REVERSE) □

◄ FOLD AND DETACH HERE ►

SOLICITED BY THE BOARD OF DIRECTORS
APPLIED MINERALS, INC.
ANNUAL MEETING OF SHAREHOLDERS
JUNE 10, 2010

The undersigned hereby appoints Andre Zeitoun and Christopher T. Carney or either of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all the shares of stock of the Company which the undersigned may be entitled to vote before the meeting at www.proxyvote.com until 11:59 p.m., Eastern Time Zone, on June 9, 2010 or during the meeting at www.virtualshareholdermeeting.com/AMNL and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, as recommended by the Board of Directors, all in accordance with and as described in the Notice and accompanying Proxy Statement.

If this Proxy is executed by you without indicating voting instructions then it will be deemed to grant authority to vote FOR the nominees for director and FOR Proposal 2.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.  A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.

Address Change/Comments
(Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

THE FOLLOWING MATERIALS ARE FILED PURSUANT TO NOTE D.4. OF SCHEDULE 14A. THE FOLLOWING MATERIALS ARE INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BUT ARE NOT SET FORTH IN THE PROXY STATEMENT.